Exhibit 16.1

                            THE BLACKWING GROUP, LLC
                        18921G E VALLEY VIEW PARKWAY #325
                             INDEPENDENCE, MO 64055

                                  816-813-0098




January 11, 2010


Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549


RE: Noble Consolidated Industries Corp


We have read the statements that we understand Noble Consolidated Industries Corp will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC
Certified Public Accountants